Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

November 16, 2018

Eloxx Pharmaceuticals, Inc.

950 Winter Street

Waltham, MA 02451

Ladies and Gentlemen:

We are acting as counsel to Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company through Citigroup Global Markets Inc. and Cantor Fitzgerald & Co., each as an agent (each, an “Agent”), from time to time, of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate offering price of up to $50,000,000 (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 filed on April 10, 2018 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), a base prospectus dated April 20, 2018 (the “Base Prospectus”) and a prospectus supplement dated November 16, 2018 (together with the Base Prospectus, the “Prospectus”).

As such counsel, we have participated in the preparation of the Prospectus, and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, as amended; (ii) the amended and restated bylaws of the Company in the form filed as Exhibit 3.11 to the Registration Statement; (iii) the Equity Distribution Agreement, dated as of November 16, 2018 among the Agents and the Company; (iv) the resolutions of the Board of Directors of the Company; (v) the Registration Statement, together with the exhibits filed as a part thereof; and (vi) the Prospectus.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares when issued and sold pursuant to, as described in and in accordance with the Prospectus (as amended and supplemented through the date of issuance) and the provisions of the Equity Distribution Agreement will be duly authorized, legally issued, fully paid and non-assessable.

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, DC

November 16, 2018

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2018, and to the reference to our firm under the caption “Legal Matters” in the Prospectus and we further consent to the incorporation of this opinion by reference into the Registration Statement and Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

Proskauer Rose LLP